Exhibit 99.1
NEWS RELEASE
Contact: Donna D’Amico-Annitto	486 North Oliver Road, Bldg. Z Newton, Kansas 67114 (316) 283-6500

PARK AEROSPACE CORP. REPORTS THIRD QUARTER RESULTS

Newton, Kansas, Thursday, January 5, 2023…..Park Aerospace Corp. (NYSE-PKE) reported results for the 2023 fiscal year third quarter ended November 27, 2022. The Company will conduct a conference call to discuss its financial results and other matters at 11:00 a.m. EST today. A live audio webcast of the event, along with presentation materials, will be available at https://edge.media-server.com/mmc/p/tckeyrez at 11:00 a.m. EST today. The presentation materials will also be available at approximately 9:00 a.m. EST today at https://parkaerospace.com/shareholders/investor-conference-calls/ and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page.

Park reported net sales of $13,867,000 for the 2023 fiscal year third quarter ended November 27, 2022 compared to $13,864,000 for the 2022 fiscal year third quarter ended November 28, 2021 and $13,875,000 for the 2023 fiscal year second quarter ended August 28, 2022. Park’s net sales for the nine months ended November 27, 2022 were $40,525,000 compared to $41,076,000 for the nine months ended November 28, 2021. Net earnings for the 2023 fiscal year third quarter were $2,230,000 compared to $1,741,000 for the 2022 fiscal year third quarter and $1,885,000 for the 2023 fiscal year second quarter. Net earnings were $6,025,000 for the current year’s first nine months compared to $6,508,000 for last year’s first nine months.

Net earnings before special items for the 2023 fiscal year third quarter were $2,383,000 compared to $1,754,000 for the 2022 fiscal year third quarter and $1,885,000 for the 2023 fiscal year second quarter. Net earnings before special items for the nine months ended November 27, 2022 were $6,178,000 compared to $6,705,000 for last fiscal year’s first nine months.

Adjusted EBITDA for the 2023 fiscal year third quarter was $3,321,000 compared to $2,670,000 for the 2022 fiscal year third quarter and $2,709,000 for the 2023 fiscal year second quarter. Adjusted EBITDA for the current year’s first nine months was $8,834,000 compared to $10,006,000 for last year’s first nine months.

The Company recorded $153,000 of additional tax expense for tax deductions becoming unavailable related to stock options expiring unexercised in the 2023 fiscal year third quarter and first nine months. During the prior year, the Company recorded restructuring charges of $13,000 in the 2022 fiscal year third quarter and $197,000 in the 2022 fiscal year first nine months, primarily for the costs in connection with exiting the Park Aerospace Technologies Asia Pte. Ltd idle facility in Singapore.

Park reported basic and diluted earnings per share of $0.11 for the 2023 fiscal year third quarter compared to basic earnings per share of $0.09 and diluted earnings per share of $0.08 for the 2022 fiscal year third quarter and basic and diluted earnings per share of $0.09 for the 2023 fiscal year second quarter. Basic and diluted earnings per share before special items were $0.12 for the 2023 fiscal year third quarter compared to $0.09 for the 2022 fiscal year third quarter and $0.09 for the 2023 fiscal year second quarter.

Park reported basic and diluted earnings per share of $0.29 for the 2023 fiscal year’s first nine months compared to $0.32 for the 2022 fiscal year’s first nine months. Basic and diluted earnings per share before special items were $0.30 for the 2023 fiscal year’s first nine months compared to $0.33 for the 2022 fiscal year’s first nine months.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EST today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (877) 407-3982 in the United States and Canada, and (201) 493-6780 in other countries. The required passcode for attendance by phone is 13735033.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EST today through 11:59 p.m. EST on Wednesday, January 11, 2023. The conference call replay will be available at https://edge.media-server.com/mmc/p/tckeyrez and on the Company’s website at www.parkaerospace.com under “Investor Conference Calls” on the “Shareholders” page. It can also be accessed by dialing (844) 512-2921 in the United States and Canada, and (412) 317-6671 in other countries. The required passcode for accessing the replay by phone is 13735033.

Any additional material financial or statistical data disclosed in the conference call, including the investor presentation, will also be available at the time of the conference call on the Company's web site at https://parkaerospace.com/shareholders/investor-conference-calls/.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its operating results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as lost tax deductions and restructuring charges. Accordingly, in addition to disclosing its operating results determined in accordance with GAAP, Park discloses non-GAAP measures, including Adjusted EBITDA, and operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below includes a reconciliation of the non-GAAP operating results before special items to earnings determined in accordance with GAAP and a reconciliation of GAAP pre-tax earnings to Adjusted EBITDA. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Aerospace Corp. develops and manufactures solution and hot-melt advanced composite materials used to produce composite structures for the global aerospace markets. Park’s advanced composite materials include film adhesives (undergoing qualification) and lightning strike materials. Park offers an array of composite materials specifically designed for hand lay-up or automated fiber placement (AFP) manufacturing applications. Park’s advanced composite materials are used to produce primary and secondary structures for jet engines, large and regional transport aircraft, military aircraft, Unmanned Aerial Vehicles (UAVs commonly referred to as “drones”), business jets, general aviation aircraft and rotary wing aircraft. Park also offers specialty ablative materials for rocket motors and nozzles and specially designed materials for radome applications. As a complement to Park’s advanced composite materials offering, Park designs and fabricates composite parts, structures and assemblies and low volume tooling for the aerospace industry. Target markets for Park’s composite parts and structures (which include Park’s proprietary composite SigmaStrut™ and AlphaStrut™ product lines) are, among others, prototype and development aircraft, special mission aircraft, spares for legacy military and civilian aircraft and exotic spacecraft. Park’s objective is to do what others are either unwilling or unable to do. When nobody else wants to do it because it is too difficult, too small or too annoying, sign us up.

Additional corporate information is available on the Company’s web site at www.parkaerospace.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 27,	November 28,	August 28,	November 27,	November 28,
	2022	2021	2022	2022	2021
Sales	$13,867	$13,864	$13,875	$40,525	$41,076

Net Earnings before Special Items[1]	$2,383	$1,754	$1,885	$6,178	$6,705
Special Items, Net of Tax:
Tax Impact of Cancelled Stock Options	(153)	-	-	(153)	-
Restructuring Charges	-	(13)	-	-	(197)

Net Earnings	$2,230	$1,741	$1,885	$6,025	$6,508

Basic Earnings per Share:
Basic Earnings before Special Items[1]	$0.12	$0.09	$0.09	$0.30	$0.33
Special Items:
Tax Impact of Cancelled Stock Options	(0.01)	-	-	(0.01)	-
Restructuring Charges	-	-	-	-	(0.01)

Basic Earnings per Share	$0.11	$0.09	$0.09	$0.29	$0.32

Diluted Earnings before Special Items[1]	$0.12	$0.09	$0.09	$0.30	$0.33
Special Items:
Tax Impact of Cancelled Stock Options	(0.01)	-	-	(0.01)	-
Restructuring Charges	-	(0.01)	-	-	(0.01)

Diluted Earnings per Share	$0.11	$0.08	$0.09	$0.29	$0.32

Weighted Average Shares Outstanding:
Basic	20,471	20,450	20,461	20,463	20,410
Diluted	20,510	20,503	20,503	20,506	20,566

[1]	Refer to "Reconciliation of non-GAAP financial measures" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	November 27,	February 27,
	2022	2022
Assets	(unaudited)
Current Assets
Cash and Marketable Securities	$103,303	$110,361
Accounts Receivable, Net	8,923	8,339
Inventories	6,816	4,657
Prepaid Expenses and Other Current Assets	4,264	3,082
Total Current Assets	123,306	126,439

Fixed Assets, Net	24,256	24,333
Operating Right-of-use Assets	163	203
Other Assets	9,902	9,912
Total Assets	$157,627	$160,887

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$2,365	$2,534
Accrued Liabilities	1,270	1,494
Operating Lease Liability	53	53
Income Taxes Payable	2,660	2,211
Total Current Liabilities	6,348	6,292

Long-term Operating Lease Liability	141	174
Non-current Income Taxes Payable	10,938	12,621
Deferred Income Taxes	1,937	1,671
Other Liabilities	4,650	4,497
Total Liabilities	24,014	25,255

Shareholders’ Equity	133,613	135,632

Total Liabilities and Shareholders' Equity	$157,627	$160,887

Additional information
Equity per Share	$6.53	$6.63

Comparative statements of operations (in thousands – unaudited):

	13 Weeks Ended			39 Weeks Ended

	November 27,	November 28,	August 28,	November 27,	November 28,
	2022	2021	2022	2022	2021

Net Sales	$13,867	$13,864	$13,875	$40,525	$41,076

Cost of Sales	9,423	10,028	9,789	27,903	27,357

Gross Profit	4,444	3,836	4,086	12,622	13,719
% of net sales	32.0%	27.7%	29.4%	31.1%	33.4%

Selling, General & Administrative Expenses	1,523	1,593	1,732	4,888	4,729
% of net sales	11.0%	11.5%	12.5%	12.1%	11.5%

Restructuring Charges	-	13	-	-	197
% of net sales	0.0%	0.1%	0.0%	0.0%	0.5%

Earnings from Operations	2,921	2,230	2,354	7,734	8,793

Interest and Other Income:
Interest Income	299	80	221	653	286

Earnings from Operations before Income Taxes	3,220	2,310	2,575	8,387	9,079

Income Tax Provision	990	569	690	2,362	2,571

Net Earnings	$2,230	$1,741	$1,885	$6,025	$6,508
% of net sales	16.1%	12.6%	13.6%	14.9%	15.8%

Reconciliation of non-GAAP financial measures (in thousands – unaudited):

	13 Weeks Ended			13 Weeks Ended			13 Weeks Ended
	November 27, 2022			November 28, 2021			August 28, 2022
			Before			Before			Before
		Specials	Special		Specials	Special		Specials	Special
	GAAP	Items	Items	GAAP	Items	Items	GAAP	Items	Items

Restructuring Charges	-	-	-	13	(13)	-	-	-	-
% of net sales	0.0%		0.0%	0.1%		0.0%	0.0%		0.0%

Earnings from Operations	2,921	-	2,921	2,230	13	2,243	2,354	-	2,354
% of net sales	21.1%		21.1%	16.1%		16.2%	17.0%		17.0%

Interest Income	299	-	299	80	-	80	221	-	221
% of net sales	2.2%		2.2%	0.6%		0.6%	1.6%		1.6%

Earnings from Operations before Income Taxes	3,220	-	3,220	2,310	13	2,323	2,575	-	2,575
% of net sales	23.2%		23.2%	16.7%		16.8%	18.6%		18.6%

Income Tax Provision	990	(153)	837	569	-	569	690	-	690
Effective Tax Rate	30.7%		26.0%	24.6%		24.5%	26.8%		26.8%

Net Earnings	2,230	153	2,383	1,741	13	1,754	1,885	-	1,885
% of net sales	16.1%		17.2%	12.6%		12.7%	13.6%		13.6%

Net Earnings			2,383			1,754			1,885
Addback non-cash expenses:
Income Tax Provision			837			569			690
Interest Income			(299)			(80)			(221)
Depreciation			305			354			261
Stock Option Expense			95			73			94
Adjusted EBITDA			3,321			2,670			2,709

Reconciliation of non-GAAP financial measures - continued (in thousands – unaudited):

	39 Weeks Ended			39 Weeks Ended
	November 27, 2022			November 28, 2021
			Before			Before
		Specials	Special		Specials	Special
	GAAP	Items	Items	GAAP	Items	Items
Restructuring Charge	-	-	-	197	(197)	-
% of net sales	0.0%		0.0%	0.5%		0.0%

Earnings from Operations	7,734	-	7,734	8,793	197	8,990
% of net sales	19.1%		19.1%	21.4%		21.9%

Interest Income	653	-	653	286	-	286
% of net sales	1.6%		1.6%	0.7%		0.7%

Earnings from Operations before Income Taxes	8,387	-	8,387	9,079	197	9,276
% of net sales	20.7%		20.7%	22.1%		22.6%

Income Tax Provision	2,362	(153)	2,209	2,571	-	2,571
Effective Tax Rate	28.2%		26.3%	28.3%		27.7%

Net Earnings	6,025	153	6,178	6,508	197	6,705
% of net sales	14.9%		15.2%	15.8%		16.3%

Net Earnings			6,178			6,705
Addback non-cash expenses:
Income Tax Provision			2,209			2,571
Interest Income			(653)			(286)
Depreciation			826			805
Stock Option Expense			274			211
Adjusted EBITDA			8,834			10,006